Exhibit 99.1
1 KBW Investor Conference July 30, 2024

2 Forward Looking Statements Statements in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the "SEC"), in our annual reports to our stockholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "outlook," "will," "should," and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity; turbulence in the capital and debt markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balances and mix of loans and deposits; changes in interest rates and real estate values; changes in loan collectability and increases in defaults and charge-off rates; decreases in the value of securities and other assets, adequacy of credit loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; competitive pressures from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents, fraud, natural disasters, and future pandemics; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company's financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Form 10-K and updated by our Quarterly Report on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events. 2

3 NB Bancorp, Inc. Overview

Overview of NB Bancorp, Inc.

NASDAQCM: NBBK
Headquartered: Needham, MA
IPO: December 2023; Raised ~$410M in gross proceeds

Founded in 1892 to help businesses and customers build their futures

Seventh largest public bank headquartered in Massachusetts

The "Builder's Bank" with deep community relationships and extensive expertise

Full-service bank with an array of commercial banking products for retail and business customers

Balance Sheet

Total Assets	Total Gross Loans	Total Deposits	Total Equity
$4.8B	$4.1B	$3.9B	$744M

Capital

TCE/ TA	Leverage Ratio	Tier 1 Capital Ratio	Total Capital Ratio
15.47%	16.00%[1]	16.93%[1]	17.91%[1]

Profitability

Q2'24 ROAA	Q2'24 ROATCE	Q1'24 NIM	Q2'24 Efficiency Ratio
0.81%[2]	5.13%[2]	3.45%	62.9%[2]

NB Bancorp, Inc.

1) Financials reflect regulatory holding company data
2) See Appendix for reconciliation of non-GAAP financial metrics

4

Well Positioned in Highly Attractive Markets

Our branch network covers the metro-west area of Boston and surrounding communities, which is our primary deposit market area. We consider our primary lending market area to be the Greater Boston metropolitan area and surrounding communities in Massachusetts, eastern Connecticut, southern New Hampshire and Rhode Island



Lowell
Gardner
Pittsfield
MASSACHUSETTS
Worcester
Springfield
Brockton
Plymouth
New Bedford

Boston-Cambridge-Newton, MA-NH MSA

- Total Population: **4,934,233**
- '24-'29 Proj. Population Change: **1.60%**
- Median HHI: **$108,079**
- Proj. HHI Change: **8.75%**

Boston MSA Community Bank Deposit Market Share[1]

2022 Rank	2023 Rank	Institution	Total Deps. In Market ($M)
3	1	Cambridge Financial Group Inc.	5,108
2	2	Salem Five Bancorp	4,976
1	3	Middlesex Bancorp MHC	4,460
5	4	1831 Bancorp MHC	3,554
6	5	Leader Bancorp Inc.	3,536
4	6	Inst. for Savings in Newburyport	3,470
7	7	Enterprise Bancorp Inc.	3,294
9	***8***	***NB Bancorp Inc.***	***3,266***
8	9	HarborOne Bancorp Inc.	3,062
12	10	Northern Bancorp Inc.	2,426
10	11	Hometown Financial Group MHC	2,351
11	12	Hingham Institution for Savings	2,237
13	13	River Run Bancorp MHC	2,039
14	14	Village Bank	1,752
17	15	1854 Bancorp	1,395
		All Other Market Participants	***24,593***
		Market Total	**71,516**

NB Bancorp, Inc.

1) Excludes banks with total assets greater than $10 billion; FDIC deposit data as of June 30, 2023
Source: S&P Capital IQ Pro

5

6 Largest Employers Boston MSA 2024-2029 Projected HHI Δ Massachusetts 2023 GDP by Industry Boston MSA Median HHI ($) Industry Drivers of Local Market Source: S&P Capital IQ Pro; U.S. Bureau of Economic Analysis; Massachusetts Department of Economic Research 9 4 o ton . . . . 2 o ton . . o ern ent 9. eal tate inan e 22. ntertain ent 4.4 Pro e ional 9.4 ealth are u a on 2. etail ra e 4. Con tru on .9 ran porta on arehou ing 2. ther 22. 6

Experienced Institutional Leadership

Executive Management



Joseph Campanelli
Chairman, President & CEO



Salvatore Rinaldi
EVP & Chief Operating Officer



JP Lapointe
EVP & Chief Financial Officer

Kevin Henkin
EVP & Chief Credit Officer

Peter Bakkala
EVP & Chief Risk Officer

James White
EVP & Chief Administrative Officer

Paul Evangelista
EVP & Director of Specialized Banking

Stephanie Maiona
EVP & Senior Commercial Lender

Michael Sinclair
EVP of Residential and Consumer Lending

Board of Directors

Joseph Campanelli
Chairman, President & CEO

Paul J. Ayoub
Chair – Nutter McClennen & Fish LLP

William Darcey
President & CEO – Provider Insurance Group

Susan Elliott
Retired EVP – Federal Home Loan Bank of Boston

Francis Orfanello
Operating Partner – One Rock Capital Partners

Angela Jackson
CEO – Future Forward Strategies

Hope Pascucci
President & Principal – Rose Grove Capital Management

Christopher Lynch
President – Marshall Resources

Raza Shaikh
Managing Director – Launchpad Venture Group

Joseph R. Nolan, Jr.
Chairman, President & CEO - Eversource

Mark Whalen
Retired CEO – Needham Bank

NB Bancorp, Inc.
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8 Investment Highlights Experienced management team and talent base to grow market share, invest for the future and serve the community Focused on driving franchise value via relationship-based banking and active community involvement History of consistent earnings through various market cycles Excellent credit profile reflective of a diligent and conservative risk management culture Prudent stewards of capital – committed to responsible lending, driving organic growth and investing in the future Strong and stable deposit base with 100+ year history of banking in the communities served Attractive markets of operation to continue generating core loans and deposits 8

9 Financial Highlights for the Second Quarter 2024 • Net income of $9.5 million, or $0.24 per diluted share for the quarter. • Gross loans increased $142.7 million, or 3.6%, to $4.10 billion, from the prior quarter. • The net interest margin on a fully-tax equivalent basis decreased 15 basis points to 3.45%, primarily the result of a large loan payoff in early May that was not replaced until later in June. • Asset quality remains strong: • Annualized Q2 net charge-offs of 0.09% of average total loans and non-performing loans of $20.7 million, or 0.51% of total loans. All of the charge-offs in the quarter were in the purchased consumer loan portfolio. • Provision for credit losses was $3.7 million, down from $4.4 million in the prior quarter and contributing to an increase in the ACL of $3.6 million, resulting in a coverage ratio of 0.92% of total loans, up from 0.87% in the prior quarter. • Total deposits increased $145.9 million or 3.9% from the prior quarter, to $3.92 billion. Maintained the loans to deposit ratio at 105% from the prior quarter while growing loans $142.7 million. • Borrowings and brokered deposits totaled 7.5% of total assets, down from 7.8% in the prior quarter. • Strong capital position with 15.5% shareholders equity to total assets and 15.5% tangible shareholders' equity to tangible assets¹. • Book value and tangible book value per share were $17.43 and $17.41¹, respectively. 1) See Appendix for reconciliation of non-GAAP financial metrics 9

10 Financial Overview

11 Total Deposits ($M) Tangible Common Equity ($M) Total Assets ($M) Total Gross Loans ($M) History of Targeted Balance Sheet Growth 1) Reflects bank level call report financials 11

12 Adj. Return on Avg. Tangible Common Equity (%)¹ Adj. Net Income ($M)2 Adj. Return on Average Assets (%)¹ Adj. Return on Average Equity (%)¹ Track Record of Strong Performance 1) See Appendix for reconciliation of non-GAAP financial metrics 2) Q an Q2’24 a ju te net in o e re le t annualize total Note: Adjusted metrics shown exclude conversion and IPO-related expenses 12

13 Noninterest Income / Average Assets (%) Noninterest Expense / Average Assets (%) Net Interest Margin (%) Efficiency Ratio (%)¹ Track Record of Strong Performance (Cont.) 1) See Appendix for reconciliation of non-GAAP financial metrics; Excludes conversion and IPO-related expenses 13

14 Tier 1 Capital Ratio (%) Total Capital Ratio (%) Tangible Common Equity / Tangible Assets (%) Leverage Ratio (%) Capital Ratios 1) Financials reflect bank level call report data 2) Financials reflect regulatory holding company data Note: “N ” tan or “Not eporte ” enoting the bank’ ele tion into the Co unity Bank Leverage Ratio framework; See Appendix for reconciliation of non-GAAP financial metrics NR NR NR NR NR NR 14 14.08%¹ 10.54%¹ 16.91%²16.93%² 2019 2020 2021 2022 2023 Q1'24 Q2'24 14.81%¹ 11.28%¹ 17.83%²17.91%² 2019 2020 2021 2022 2023 Q1'24 Q2'24

15 Loan Portfolio & Asset Quality

16 Note: Loan composition reflects regulatory holding company data Diversified Loan Portfolio Q2’24 Yield on Loans: 6.58% $4.1B Q2’24 Total 16

17 Loan Portfolio Stats Loan Type Balance Wtd. Avg. Rate Wtd. Avg. Maturity (Yrs) 1-4 Family $1,224,396 5.05% 26.2 Multi-family 267,544 6.18% 16.7 Commercial Real Estate 1,224,211 6.68% 9.6 Construction 578,482 7.51% 2.1 C&I 586,332 8.09% 6.9 Consumer 221,345 8.15% 12.9 Total Loans $4,102,310 6.56% 13.8

18 Construction & Development / Total Risk-Based Capital (%) Commercial Real Estate / Total Risk-Based Capital (%) Loan Portfolio Concentrations 1) Financials reflect bank level call report data 2) Financials reflect regulatory holding company data 18

19 Owner-Occupied CRE By Collateral Type Non-Owner-Occupied CRE By Collateral Type Commercial Real Estate Portfolio $543M Q2’24 Total $949M Q2’24 Total 19

20 Office Portfolio Overview • Our $199.1 million office portfolio is predominantly located in the Greater Boston suburbs and mostly consists of Class A and B office space. The typical use of these office loans are medical and lab space and do not consist of high-rise towers located in Boston. $199M Q2’24 Total 20 Office Portfolio as of 6/30/24 Weighted Average Rate Weighted Average LTV Weighted Average DSCR 6.24% 60.8% 1.98X

21 C&I By Type C&I By Geography Overview of C&I Portfolio $586M Q2’24 Total $586M Q2’24 Total 21

22 Construction By Type Construction By Geography Overview of Construction Lending $578M Q2’24 Total $578M Q2’24 Total 22

23 Cannabis Business Highlights • As of June 30, 2024, we had outstanding loan balances of $336.1 million to cannabis businesses: • $254.6 million was indirect to cannabis entities; and, • $81.5 million was direct to cannabis entities • 79% of the total outstanding loans were collateralized by real estate, including 100% of the direct cannabis loans • As of June 30, 2024, the Company had $292.0 million in cannabis deposits • $161.8 million in cannabis-direct and $130.2 million in cannabis-indirect Cannabis Business Loans ($M) Cannabis Business Deposits ($M) 23

24 Reserves / Loans (%) & Reserves / NPLs (%) NPA Trends Asset Quality 1) Financials reflect bank level call report data 2) Financials reflect regulatory holding company data NPAs / Assets 0.76%¹ 1.10%¹ 0.36% 0.56%¹ 0.24% 0.23%² 24 0.43%²

25 1) Reflects annualized metrics 2) Financials reflect bank-level call report data Note: Values may not sum due to rounding Historically Strong Credit Culture NCOs / Average Loans (%) • Our loan portfolio consists primarily of commercial real estate and multifamily loans, one-to four-family residential real estate loans, construction and land development loans, commercial and industrial loans and consumer loans. These loans are primarily made to individuals and businesses located in our primary lending market area, which is the Greater Boston metropolitan area and surrounding communities in Massachusetts, Eastern Connecticut, Southern New Hampshire and Rhode Island. • For the quarter ended June 30, 2024, the Company’s NCOs / Average Loans were entirely composed of 9 bps from purchased consumer loans¹ 25

26 Funding & Liquidity Management

27 Note: Deposit composition reflects regulatory holding company data Balanced Deposit Base Q2’24 Cost of Deposits: 3.33% $3.9B Q2’24 Total 100% of the institution’s deposits are insured 27

28 Cost of Deposits Core Deposit Trends¹ Support of Strong Deposit Base (Cont.) 1) Core deposits are total deposits less jumbo time deposits greater than $100,000 28

29 Overview of Securities Portfolio $205M Total Q2’24 Yield on Securities: 3.33% 29

30 Interest Rate Sensitivity 30 At June 30, 2024 Change in Interest Rates Net Interest Income Year 1 Change (bps) Year 1 Forecast ($000) From Level +300 $179,887 8.7% +200 175,402 6.0% +100 171,028 3.3% - - 165,537 - - (100) 157,092 (5.1%) (200) 150,173 (9.3%) (300) 143,773 (13.1%)

31 Prudent Liquidity Management As of June 30, 2024, the Company had: • $60.8 million of outstanding advances from the Federal Home Loan Bank of Boston (“FHLBB”) • $300.0 million of brokered deposits • $769.9 million of unused borrowing capacity with the FHLBB • $42.5 million available with the Discount Window at the Federal Reserve Bank of Boston • $180.5 million of additional capacity for brokered deposits, pursuant to internal liquidity policy stating that brokered deposits can be up to 10.0% of total assets 73.3% unused capacity 31

32 Appendix

Notes and Reconciliation of GAAP and Non-GAAP Financial Measures

In addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), this presentation contains certain non-GAAP financial measures, including net income excluding conversion and IPO-related expenses, noninterest expense excluding conversion and IPO-related expenses, earnings per share excluding conversion and IPO-related expenses, return on average assets excluding conversion and IPO-related expenses, return on average shareholders' equity excluding conversion and IPO-related expenses, efficiency ratio excluding conversion and IPO-related expenses, tangible shareholders' equity, tangible assets, tangible book value per share, and efficiency ratio. The Company's management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a Company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

$ in thousands	2019Y	2020Y	2021Y	2022Y	2023Y	Q1 2024	Q2 2024
Return on Average Tangible Common Equity:							
Net Income	$16,001	$14,071	$21,575	$30,065	$9,825	$8,701	$9,453
Adjustments to Net Income:							
Needham Bank Charitable Foundation Contribution Resulting from IPO	--	--	--	--	19,082	--	--
One-Time Conversion and IPO-Related Expenses	--	--	--	--	7,931	--	--
Defined Benefit Pension Termination Expense	--	--	--	--	1,900	390	--
Permanent Tax Differences Resulting from Public Company Tax Laws[1]	--	--	--	--	3,680	--	--
Total Impact of Non-GAAP adjustment	--	--	--	--	$32,593	$390	--
Less: Net Tax Benefit associated with Non-GAAP Adjustments	--	--	--	--	8,096	111	--
Non-GAAP Adjustments, net of tax	--	--	--	--	24,497	279	--
Adjusted Net Income	$16,001	$14,071	$21,575	$30,065	$34,322	$8,980	$9,453
Average Shareholders' Equity	$283,030	$299,787	$316,723	$331,872	$365,120	$733,695	$741,325
Less: Average Intangible Assets	--	--	--	689	1,303	1,209	1,153
Average Tangible Shareholders' Equity	$283,030	$299,787	$316,723	$331,184	$363,817	$732,486	$740,172
ROATCE (Annualized Adjusted Net Income / Average Tangible Shareholders' Equity)	5.7%	4.7%	6.8%	9.1%	9.4%	4.9%	5.1%
Adjusted Return on Average Assets:							
Adjusted Net Income	16,001	14,071	21,575	30,065	34,322	8,980	9,453
Average Assets	2,313,918	2,558,787	2,793,333	3,118,890	3,973,093	4,495,819	4,703,456
Adjusted Return on Average Assets (Annualized Adjusted Net Income / Average Assets)	0.69%	0.55%	0.77%	0.96%	0.86%	0.80%	0.81%
Adjusted Return on Average Equity:							
Adjusted Net Income	16,001	14,071	21,575	30,065	34,322	8,980	9,453
Average Shareholders' Equity	283,030	299,787	316,723	331,872	365,120	733,695	741,325
Adjusted Return on Average Equity	5.65%	4.69%	6.81%	9.06%	9.40%	4.92%	5.13%

NB Bancorp, Inc.

1) These amounts are reflected in income tax expense and reflect amounts related to current year compensation and a write-down for future LTIP vesting amounts that are not expected to be tax deductible on a tax return. These amounts are not included in the calculation of the tax benefit associated with non-GAAP adjustments.

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Notes and Reconciliation of GAAP and Non-GAAP Financial Measures *(Cont.)*

In addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), this presentation contains certain non-GAAP financial measures, including net income excluding conversion and IPO-related expenses, noninterest expense excluding conversion and IPO-related expenses, earnings per share excluding conversion and IPO-related expenses, return on average assets excluding conversion and IPO-related expenses, return on average shareholders' equity excluding conversion and IPO-related expenses, efficiency ratio excluding conversion and IPO-related expenses, tangible shareholders' equity, tangible assets, tangible book value per share, and efficiency ratio. The Company's management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a Company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

$ in thousands	2019Y	2020Y	2021Y	2022Y	2023Y	Q1 2024	Q2 2024
Tangible Common Equity / Tangible Assets:							
Shareholders' Equity	$292,256	$307,317	$326,129	$344,065	$757,959	$733,838	$744,462
Less: Intangible Assets	--	--	--	1,377	1,227	1,191	1,153
Tangible Shareholders' Equity	$292,256	$307,317	$326,129	$342,688	$756,732	$732,647	$743,309
Total Assets	$2,453,579	$2,663,994	$2,922,671	$3,595,335	$4,533,412	$4,650,019	$4,805,401
Less: Intangible Assets	--	--	--	1,377	1,227	1,191	1,153
Tangible Assets	$2,453,579	$2,663,994	$2,922,671	$3,593,958	$4,532,185	$4,648,828	$4,804,248
Tangible Common Equity / Tangible Assets (TCE / TA)	11.91%	11.54%	11.16%	9.54%	16.70%	15.76%	15.47%
Efficiency Ratio:							
Net Interest Income	$65,856	$69,686	$78,011	$104,964	$130,057	$38,633	$38,722
Noninterest Income	5,463	8,508	8,654	9,275	15,577	3,501	2,981
Total Income	$71,319	$78,194	$86,665	$114,239	$145,634	$42,134	$41,703
Noninterest Expense	$47,908	$51,944	$56,983	$71,151	$119,905	$25,565	$26,214
Adjustments to Noninterest Expense:							
Needham Bank Charitable Foundation Contribution Resulting from IPO	--	--	--	--	19,082	--	--
One-Time Conversion and IPO-Related Expenses	--	--	--	--	7,931	--	--
Defined Benefit Pension Termination Expense	--	--	--	--	1,900	390	--
Adjusted Noninterest Expense	$47,908	$51,944	$56,983	$71,151	$90,992	$25,175	$26,214
Efficiency Ratio (Adjusted Noninterest Expense / Total Income)	67.2%	66.4%	65.8%	62.3%	62.5%	59.7%	62.9%

NB Bancorp, Inc.

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35 Executive Management Biographies Joseph Campanelli Chairman, President & CEO Salvatore Rinaldi EVP & Chief Operating Officer JP Lapointe EVP & Chief Financial Officer Mr. Campanelli has served as President and Chief Executive Officer of Needham Bank since joining the Bank in January 2017 and was elected Chairman in 2022. Mr. Campanelli has over 40 years of banking experience in a variety of senior and executive positions, including having served as the President and Chief Executive Officer of Sovereign Bancorp, Inc. and its subsidiary Sovereign Bank as well as Chairman, President and Chief Executive Officer of Flagstar Bancorp, Inc. and its subsidiary Flagstar Bank. Additionally, Mr. Campanelli has a long history of community involvement, currently serving on the board of the Massachusetts Business Roundtable, Boys and Girls Club of Boston and The One Hundred Club of Boston. Mr. Rinaldi is Executive Vice President and Chief Operating Officer of Needham Bank, a position he has held since April 2017 when he joined Needham Bank. In this role, Mr. Rinaldi assists the Chief Executive Officer in the general o er ight o Nee ha ank an i ple entation o the ank’ trategi ire tion. r. inal i ha o er 40 years of banking experience, primarily with commercial banks and their holding companies. Mr. Lapointe joined the Bank in February 2024 as Executive Vice President and Chief Financial Officer. Prior to this, Mr. Lapointe was the Chief Financial Officer of Northeast Bank, Lewiston, Maine, from November 2017 until February 2024. Prior to joining Northeast Bank, Mr. Lapointe served as a Senior Audit Manager at Wolf & Company, P.C. in its external and internal audit practices, with a focus on the financial services sector from 2004 to 2017. Mr. Lapointe is a certified public accountant registered in the Commonwealth of Massachusetts. Kevin Henkin EVP & Chief Credit Officer Mr. Henkin is Executive Vice President and Chief Credit Officer of Needham Bank, a position he has held since April 2018. In this role, Mr. Henkin has primary responsibility for managing all aspects of the credit risk anage ent ra ework o er the ank’ len ing operation . r. enkin ha o er year o banking experience, having served at other financial institutions as well as running a bank consulting firm for three years at which Mr. Henkin conducted external loan reviews, stress testing and due diligence for financial institutions. 35

36 Thank You